                                                                  Rule 424(b)(3)
                                                       Registration No. 33-56415

PRICING SUPPLEMENT NO.       5       DATED  October 13, 1995
                        -----------        -----------------

(To Prospectus Dated October 2, 1995, as supplemented by Prospectus Supplement Dated October 2, 1995)

                                SUPERVALU INC.
                          MEDIUM-TERM NOTES, SERIES B

Form of Note:

[X]  Book-Entry
[_]  Certificated

Principal Amount:  U.S.  $10,000,000.00
                         ----------------------------

Original Issue Date:  October 18, 1995
                      -------------------------------

Maturity Date:  October 19, 1998
                -------------------------------------

Interest Rate Basis:

[X]  Fixed Rate Note
[_]  Commercial Paper Rate Note
[_]  Federal Funds Rate Note
[_]  LIBOR Note
[_]  Prime Rate Note
[_]  CD Rate Note
[_]  Treasury Rate Note
[_]  CMT Rate Note
     Designated CMT Telerate Page:

     Designated CMT Maturity Index:

[_]  Other Base Rate (as described below)
[_]  Zero Coupon Note (as described below)
[_]  Indexed Note (as described below)
[_]  Amortizing Note (as described below)
[_]  Extendable Note (as described below)
[_]  Renewable Note (as described below)
[_]  Optional Interest Rate Reset (as described below)

Issue Price (Dollar Amount and Percentage of Principal
  Amount):  $10,000,000.00/100%
             ------------------

Agent's Commission:  $35,000.00
                      -------------------------------

Net Proceeds to the Company:  $9,965,000.00
                               ----------------------

Trade Date:  October 13, 1995
             ----------------------------------------

Settlement Date:  October 18, 1995
                  -----------------------------------

Redemption Terms: None

Repayment Terms: None

Calculation Agent: N/A

Exchange Rate Agent: N/A

Other Terms: N/A

Agent: J.P. MORGAN SECURITIES INC.

Agent I.D. Number: 0060

Interest Rate/Initial Interest Rate:  6.15%
                                      ---------------

Interest Payment Dates:  February 1/August 1
                         ----------------------------

First Interest Payment Date:  February 1, 1996
                              -----------------------

Regular Record Dates: January 15/July 15
                      -------------------------------

Interest Determination Dates:  N/A
                               ----------------------

Interest Reset Dates:  N/A
                       ------------------------------

Calculation Dates:  N/A
                    ---------------------------------

Index Maturity:  N/A
                 ------------------------------------

Spread:  N/A
         --------------------------------------------

Spread Multiplier:  N/A
                    ---------------------------------

Maximum Interest Rate:  N/A
                        -----------------------------

Minimum Interest Rate:  N/A
                        -----------------------------

For Original Issue Discount Notes: N/A
                                   ------------------

  Original issue discount:                            %
                            -------------------------

  Yield to maturity:                                  %
                      -------------------------------

  Original issue discount applicable to short accrual period:

       [_]  Approximate
       [_]  Exact

  Original Issue Discount Notes:

       [_] Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.

       [_]  For Federal income tax purposes only.


CUSIP Number:  86853QAB5
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